SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  March 23, 1998


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                         PRECISION STANDARD, INC.
          (Exact name of registrant as specified in its charter)

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     Colorado                0-13829                84-0985295
(State or other    (Commission File Number)    (I.R.S. Employer
jurisdiction)                                     Identification No.)

                       1225 17th Street, Suite 1800
                          Denver, Colorado 80202
                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (303) 292-6565

ITEM 5 - OTHER EVENTS.

See the Registrant's press release, labeled Attachment A, attached hereto and incorporated by reference to this report.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 26, 1998.

                              PRECISION STANDARD, INC.


                              By:/s/Matthew L. Gold
                                 Matthew L. Gold
                                 President

                               ATTACHMENT A

PCSNC
PRECISION STANDARD INC.


FOR IMMEDIATE RELEASE                        CONTACT:  DARRYL MAZOW
MONDAY, MARCH 23, 1998                       PHONE:    303.292-6565


                         PRECISION STANDARD, INC.
                  RETAINS HOULIHAN, LOKEY, HOWARD & ZUKIN


Denver, Colorado -- March 23, 1998 -- Matthew L. Gold, President and C.E.O. of Precision Standard, Inc. announced today that the Company has retained the services of Houlihan, Lokey, Howard & Zukin, an investment banking firm, to explore a variety of strategic alternatives to enhance shareholder value. Mr. Gold stated that all alternatives will be examined including the possible sale of one or more operating units.

Precision Standard, with executive offices in Denver, Colorado, and facilities in Alabama, California and Florida performs maintenance and modification services of aircraft for the U.S. Government and foreign and domestic commercial customers. The Company also provides aircraft parts and support services and full service overhaul and repair for a wide range of engine nacelle-related needs. It also develops and manufactures aircraft cargo systems, rocket vehicles and control systems and precision springs and components.



PCSNC
PRECISION STANDARD, INC.
1225 17th Street, Suite 1800, Denver, CO 80202 U.S.A. (303) 292-6565, FAX
(303) 292-6611